Exhibit 31.5

Certification

I, Glenn H. Schiffman, certify that:

1.                                      I have reviewed this Amendment No. 1 on Form 10-K/A (the “Amendment”) to IAC’s annual report on Form 10-K for the year ended December 31, 2015 (together with the Amendment, the “Report”); and

2.                                      Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Dated: April 29, 2016	/s/ Glenn H. Schiffman
Glenn H. Schiffman
Executive Vice President & Chief Financial Officer